     As filed with the Securities and Exchange Commission on April 29, 1999
                                                     Registration No. 333-______
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ________________________

                                AVT CORPORATION
             (Exact name of Registrant as specified in its charter)

                         Washington                                                     91-1190085
(State or other jurisdiction of incorporation or organization)               (I.R.S. Employer Identification No.)

                 11410 N.E. 122nd Way
                 Kirkland, Washington                                                     98034
       (Address of principal executive offices)                                        (Zip code)

                     MediaTel Corporation 1996 Stock Plan
                 Stock Option Agreement dated April 14, 1999
                 Stock Option Agreement dated April 14, 1999
                            (Full title of the plan)

                                ROGER A. FUKAI
                            Chief Financial Officer
                                AVT CORPORATION
                               11410 N.E. 122nd Way
                          Kirkland, Washington  98034
                                (425) 820-6000
           (Name, address and telephone number of agent for service)
                            ________________________

                                    Copy to:
                              LINDA A. SCHOEMAKER
                                PERKINS COIE LLP
                         1201 Third Avenue, 48th Floor
                         Seattle, Washington 98101-3099
                            ________________________



                                                  CALCULATION OF REGISTRATION FEE
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    Title of Securities                       Amount to Be      Proposed Maximum       Proposed Maximum              Amount of
    to Be Registered                          Registered(2)      Offering Price    Aggregate Offering Price(3)   Registration Fee(3)
                                                                  Per Share(3)
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01 per share:

MediaTel Corporation 1996 Stock Plan(1).......   137,718             $ 6.65               $  915,185
Stock Option Agreement dated April 14, 1999...    80,000             $24.75               $1,980,000
Stock Option Agreement dated April 14, 1999...    60,000             $24.75               $1,485,000

Total.........................................   277,718                                  $4,380,185                   $1,218
====================================================================================================================================

(1) Pursuant to an Agreement and Plan of Merger, dated as of April 13, 1999 (the "Merger Agreement"), among the Registrant, Goldengate Acquisition Corp. and MediaTel Corporation ("MediaTel"), the Registrant assumed all of the outstanding options to purchase common stock of MediaTel under the MediaTel Corporation 1996 Stock Plan (the "MediaTel Assumed Options"), with appropriate adjustments to the number of shares and exercise price of each MediaTel Assumed Option to reflect the ratio at which the MediaTel common stock was converted into common stock of the Registrant under the Merger Agreement.
(2) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the MediaTel 1996 Stock Plan, the Stock Option Agreement dated as of April 14, 1999 and the Stock Option Agreement dated as of April 14, 1999, respectively, as the result of any future stock split, stock dividend or similar adjustment of the outstanding common stock of the Registrant.
(3) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the aggregate offering price and the registration fee have been computed upon the basis of the price at which the options may be exercised. The proposed maximum offering price per share of $6.65 for the shares to be issued pursuant to the MediaTel Corporation 1996 Stock Plan is a weighted average of the exercise prices of the outstanding options.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference into this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission (the "Commission") on March 26, 1999 under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

          (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on November 11, 1994, under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

     Any document filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that the securities offered hereby have been sold or that deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective date on which such document is filed.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors, officers, employees and agents of the Registrant and those serving at the Registrant's request in similar positions in any other corporation, partnership, joint venture, trust or other enterprise in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Restated Bylaws provides for indemnification of the Registrant's directors and officers against all expense, liability and loss (including counsel fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which the director or officer is, was or becomes involved by reason of the fact that the director or officer is or was a director or officer of the Registrant, or that being or having been such a director or officer or an employee of the Registrant, such director or officer is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action by the director or officer in an official capacity as such a director, officer, partner, trustee, employee or agent or in any other capacity while serving as such a director, officer, partner, trustee, employee or agent. The director or officer is not indemnified for any action, suit, claim or proceeding instituted by or at the direction of the director or officer unless such action, suit, claim or proceeding is or was authorized by the Registrant's Board of Directors or unless the action is to enforce the rights of indemnification. No indemnity may be provided by the Registrant for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 of the WBCA, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying such indemnification.

     Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 11 of the Registrant's

Restated Articles of Incorporation provides for limitation of the director liability to the maximum extent permitted by the WBCA.

     The Registrant has also entered into indemnity agreements pursuant to which it has agreed, among other things, to indemnify its directors and executive officers against certain liabilities. The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts or omissions while acting in their official capacity.

     The above discussion of the WBCA and the Registrant's Restated Bylaws and Restated Articles of Incorporation is not intended to be exhaustive and is qualified in its entirety by reference to such statute, the Restated Bylaws and the Restated Articles of Incorporation.

Item 8.  EXHIBITS

Exhibit
Number      Description
----------- --------------------------------------------------------------------------------------------
   5.1      Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
  23.1      Consent of Arthur Andersen LLP
  23.2      Consent of Perkins Coie LLP (included in its Opinion filed as Exhibit 5.1)
  24.1      Power of Attorney (see Signature Page)
  99.1      MediaTel Corporation 1996 Stock Plan
  99.2      Stock Option Letter Agreement, dated April 14, 1999, between AVT Corporation and David Sohm
  99.3      Stock Option Letter Agreement, dated April 14, 1999, between AVT Corporation and Thomas Ryan

Item 9.  UNDERTAKINGS

   A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the
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information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kirkland, state of Washington, on the 29th day of April, 1999.

                              AVT CORPORATION


                              By  /s/ RICHARD J. LAPORTE
                                  ----------------------
                                  Richard J. LaPorte
                                  President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Richard
J. LaPorte and Roger A. Fukai, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign in the name and on behalf of such person, individually and in each capacity stated below, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on the 29th day of April, 1999 in the capacities indicated.


Signature                                                                               Title
---------                                                                               -----
/s/ RICHARD J. LAPORTE                                           Chairman of the Board, President and Chief
-----------------------------------------------
Richard J. LaPorte                                               Executive Officer (Principal Executive Officer)

/s/ ROGER A. FUKAI                                               Executive Vice President of Finance and
-----------------------------------------------                  Administration and Chief Financial Officer
Roger A. Fukai                                                   (Principal Financial and Accounting Officer)

/s/ JAMES S. CAMPBELL                                            Director
-----------------------------------------------
James S. Campbell

/s/ ROBERT F. GILB                                               Director
-----------------------------------------------
Robert F. Gilb

/s/ ROBERT L. LOVELY                                             Director
-----------------------------------------------
Robert L. Lovely

/s/ WILLIAM L. TRUE                                              Director
-----------------------------------------------
William L. True

                               INDEX TO EXHIBITS


Exhibit
Number      Description
----------- --------------------------------------------------------------------------------------------
   5.1      Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
  23.1      Consent of Arthur Andersen LLP
  23.2      Consent of Perkins Coie LLP (included in its Opinion filed as Exhibit 5.1)
  24.1      Power of Attorney (see Signature Page)
  99.1      MediaTel Corporation 1996 Stock Plan
  99.2      Stock Option Letter Agreement, dated April 14, 1999, between AVT Corporation and David Sohm
  99.3      Stock Option Letter Agreement, dated April 14, 1999, between AVT Corporation and Thomas Ryan